EXHIBIT 24
POWER OF ATTORNEY


	KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of Ingredion Incorporated, a Delaware corporation (the ?Company?), does hereby severally make, constitute and appoint MARY ANN HYNES, Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer of the Company, his true and lawful attorney to execute, deliver and file, for and on his behalf, any and all reports on Forms 3, 4 and 5 relating to beneficial ownership of securities issued by the Company, until such date as the undersigned ceases to be required to file such reports.

	IN WITNESS WHEREOF, the undersigned has hereunto executed this Power of Attorney this 23rd day of August, 2012.


					/s/ Matthew R. Galvanoni
					Matthew R. Galvanoni



UNITED STATES OF AMERICA	)
STATE OF ILLINOIS			)
COUNTY OF COOK			)


	On this 23rd day of August, 2012, before me, a Notary Public of the State of Illinois, United States of America, personally came Matthew R. Galvanoni, to me known, and known to me to be the individual described in and who executed the foregoing instrument and acknowledged that he signed the same as his free and voluntary act and deed, for the uses and purposes therein mentioned. Given under my hand and official seal this 23rd day of August, 2012.


					/s/ Gail L. Cotterman
					Notary Public
					My Commission expires March 20, 2013